                         [LIONBRIDGE LOGO APPEARS HERE]

                                                                  April 13, 2001

Dear Fellow Stockholder:

   You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Thursday, May 31, 2001, at 10:00 a.m., at our corporate headquarters located at 950 Winter Street, Suite 2410, Waltham, Massachusetts.

   The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

   Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided.

                                          For the Board of Directors,


                                          /s/ Rory J. Cowan
                                          Rory J. Cowan
                                          Chairman and Chief Executive Officer

                         LIONBRIDGE TECHNOLOGIES, INC.
                               950 WINTER STREET
                          WALTHAM, MASSACHUSETTS 02451
                                 (781) 434-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 31, 2001

To the Stockholders of Lionbridge Technologies, Inc.:

   Notice is hereby given that an Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge" or the "Company"), will be held at 10:00 a.m., local time, on Thursday, May 31, 2001, at the Company's corporate headquarters at 950 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

     1. To elect two members to the Board of Directors to serve for a three-year term as Class II Directors; and

     2. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

   The Board of Directors has fixed the close of business on Tuesday, April 10, 2001 as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting.

   All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

   Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 950 Winter Street, Waltham, Massachusetts, for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          /s/ MARGARET A. SHUKUR
                                          MARGARET A. SHUKUR
                                          Secretary

Waltham, Massachusetts
April 13, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                PROXY STATEMENT
                                 April 13, 2001

                                  INTRODUCTION

   This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge" or the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on Thursday, May 31, 2001 (the "Annual Meeting") at 10:00 a.m., local time, at the Company's corporate headquarters at 950 Winter Street, Waltham, MA 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to elect two members to the Board of Directors of the Company to serve for a three-year term as Class II Directors (the "Class II Directors").

   This Proxy Statement and form of proxy will be mailed to stockholders on or about the date of the accompanying Notice.

   Only stockholders of record at the close of business on April 10, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 28,038,868 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

   The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

   In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On any other matters submitted to the stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter submitted to the stockholders is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

   The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

   The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of Lionbridge's common stock as of March 31, 2001 for (i) each person who is known by Lionbridge to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director of Lionbridge, (iii) each named executive officer of Lionbridge and (iv) all of the directors and executive officers of Lionbridge as a group.

   Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 950 Winter Street, Waltham, Massachusetts 02451.

                                                   Amount and
                                                    Nature of      Percent of
                                                   Beneficial     Common Stock
Name of Beneficial Owner                         Ownership(1)(2) Outstanding(3)
------------------------                         --------------- --------------
Rory J. Cowan(4)...............................     2,268,916          8.1%
Marcia J. Hooper(5) ...........................     4,364,004         15.6%
 c/o Advent International Corporation
 75 State Street
 Boston, Massachusetts 02109
Guy L. de Chazal(6) ...........................     3,163,755         11.3%
 c/o Morgan Stanley Venture Capital
 1221 Avenue of the Americas, 33rd Floor
 New York, New York 10020
Paul Kavanagh(7) ..............................        76,167           *
 "Arcachon"
 Strathmore Road, Killiney, Co. Dublin, Ireland
Claude P. Sheer(8) ............................         7,166           *
 240 Main Street
 Boxford, Massachusetts 01921
Roger O. Jeanty(9).............................     1,630,819          5.8%
Myriam Martin-Kail(10).........................       321,386          1.1%
Stephen J. Lifshatz(11)........................       212,000           *
Peter H. Wright(12)............................       125,117           *
Morgan Stanley-sponsored limited
 partnerships(13) .............................     3,424,568         12.2%
 1221 Avenue of the Americas, 33rd Floor
 New York, New York 10020
Advent-sponsored limited partnerships(14) .....     4,364,004         15.6%
 75 State Street
 Boston, Massachusetts 02109
Cornerstone Equity Investors IV, L.P. .........     2,399,853          8.6%
 717 Fifth Avenue, Suite 1100
 New York, New York 10022
All executive officers and directors as a group
 (9 persons)(15)...............................    12,169,330         42.5%

--------
  * Less than 1% of the outstanding shares of common stock.

 (1) The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

 (2) The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

 (3) Based on 28,038,697 shares of common stock outstanding as of March 31, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of common stock. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 31, 2001 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (4) Includes 58,332 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 31, 2001.

 (5) Includes 357,849 shares held by Advent Euro-Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II--Europe Limited Partnership; and 746,306 shares held by Global Private Equity II-- PGGM Limited Partnership. Ms. Hooper is a partner of Advent International Corporation, which is the general partner of Advent International Limited Partnership, the general partner of the Advent-sponsored limited partnerships. Ms. Hooper may be deemed to beneficially own the shares held by the Advent-sponsored limited partnerships. Ms. Hooper disclaims beneficial ownership of all these shares, except to the extent of her pecuniary interest therein.

 (6) Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P. and 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P. and 44,415 shares held directly by Mr. de Chazal. Mr. de Chazal is the Chairman and Chief Executive Officer of Morgan Stanley Venture Capital II, Inc., the managing general partner of Morgan Stanley Venture Partners II, L.P., which is the general partner of each of the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal may be deemed to beneficially own the shares held by the Morgan Stanley-sponsored limited partnerships. Mr. de Chazal disclaims beneficial ownership of all these shares, except to the extent of his pecuniary interest therein.

 (7) Includes 9,500 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 31, 2001.

 (8) Represents 7,166 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 31, 2001.

 (9) Includes 112,973 shares deemed to be beneficially owned by Mr. Jeanty pursuant to options exercisable within 60 days of March 31, 2001 and 384,420 shares held by Tracy A. Jeanty, Mr. Jeanty's wife. Mr. Jeanty disclaims beneficial ownership of all these shares held by Mrs. Jeanty.

(10) Represents shares deemed to be beneficially owned by Ms. Martin-Kail pursuant to options exercisable within 60 days of March 31, 2001.

(11) Includes 75,735 shares deemed to be beneficially owned by Mr. Lifshatz pursuant to options exercisable within 60 days of March 31, 2001.

(12) Includes 36,665 shares deemed to be beneficially owned by Mr. Wright pursuant to options exercisable within 60 days of March 31, 2001.

(13) Includes 2,744,105 shares held by Morgan Stanley Venture Capital Fund II Annex, L.P., and 375,235 shares held by Morgan Stanley Venture Investors Annex, L.P. The general partner of each of the

    Morgan Stanley-sponsored limited partnerships is Morgan Stanley Venture Partners II, L.P. Morgan Stanley Venture Capital II, Inc. is the managing general partner of Morgan Stanley Venture Partners II, L.P. and exercises sole voting and investment power with respect to all shares held of record by the Morgan Stanley-sponsored limited partnerships; individually, no stockholder, director or officer of Morgan Stanley Venture Capital II, Inc. is deemed to have or share voting or investment power. In addition, Morgan Stanley Venture Capital II, Inc., holds 305,228 shares directly.

(14) Includes 357,849 shares held by Advent Euro--Italian Direct Investment Program Limited Partnership; 96,191 shares held by Advent Partners Limited Partnership; 2,613,975 shares held by Global Private Equity II Limited Partnership; 549,683 shares held by Global Private Equity II--Europe Limited Partnership; and 746,306 shares held by Global Private Equity II-- PGGM Limited Partnership. The general partner of the Advent-sponsored limited partnerships is Advent International Limited Partnership. Advent International Corporation is the general partner of Advent International Limited Partnership and exercises sole voting and investment power with respect to all shares held of record by the Advent-sponsored limited partnerships; individually, no stockholder, director or officer of Advent International Corporation is deemed to have or share this voting or investment power.

(15) Includes 621,757 shares of common stock which the directors and executive officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 31, 2001. Includes 4,364,004 shares held by the Advent-sponsored limited partnerships that Ms. Hooper may be deemed to beneficially own and 3,119,340 shares held by the Morgan Stanley-sponsored limited partnerships that Mr. de Chazal may be deemed to beneficially own.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during the period January 1, 2000 through December 31, 2000, the directors and executive officers complied with all applicable Section 16(a) filing requirements.

                             ELECTION OF DIRECTORS

   The Board of Directors of the Company is currently fixed at six members and divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The directors in Class III will be nominees for election to three-year terms at the 2002 Annual Meeting of Stockholders and the directors in Class I will be nominees for election to three-year terms at the 2003 Annual Meeting of Stockholders.

   The present term of office for the directors in Class II ("Class II Directors") expires at the Annual Meeting. Guy L. de Chazal and Marcia J. Hooper were elected in February 1998 and December 1996, respectively, and are nominees for re-election to three-year terms as Class II Directors. If re-elected, the Class II Director nominees will be elected for a three-year term and until their successors have been duly elected and have qualified, or until their earlier resignation or removal.

   Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of all nominees for Class II Directors. The Board of Directors know of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

   Set forth below under "Management, Directors and Executive Officers", is information with respect to each nominee for Class II Director to be elected at the Annual Meeting and for each Class I Director and Class III Director whose term of office continues after the Annual Meeting. The Board of Directors unanimously recommends a vote FOR each of the Class II Director nominees.

                                   MANAGEMENT

Directors and Executive Officers

   The following table presents information about each of Lionbridge's executive officers and directors as of March 31, 2001.

   Name                     Age                           Position
   ----                     ---                           --------
   Rory J. Cowan...........  48 Chairman of the Board, Chief Executive Officer and
                                 Class III Director

   Roger O. Jeanty.........  50 President and Class I Director

   Stephen J. Lifshatz.....  42 Senior Vice President, Chief Financial Officer and Treasurer

   Myriam Martin-Kail......  47 Senior Vice President, Operations

   Peter H. Wright.........  39 Senior Vice President, Sales

   Guy L. de Chazal........  53 Class II Director

   Marcia J. Hooper........  46 Class II Director

   Paul Kavanagh...........  59 Class III Director

   Claude P. Sheer.........  50 Class I Director

   Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996.

Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc. from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan also serves as a director of NewsEdge Corporation.

   Roger O. Jeanty joined Lionbridge as a director and President in May 2000 upon the merger of INTL.com, Inc. into Lionbridge. Mr. Jeanty was a founder of one of INTL.com's predecessors and was employed by INT'L.com and its predecessors since 1984. He served as a director of INT'L.com from 1998 until May 2000. Prior thereto, Mr. Jeanty held a number of management positions in international and technical areas, including Software Localization manager at Data General and Executive Vice President of the International Software Center.

   Stephen J. Lifshatz joined Lionbridge in January 1997. Mr. Lifshatz served as the Chief Financial Officer of The Dodge Group from May 1996 to January 1997. He served in a number of senior financial roles, including Chief Financial Officer of Marcam Corporation, a publicly traded software company, from May 1984 to May 1996.

   Myriam Martin-Kail joined Lionbridge in December 1996. Ms. Martin-Kail served as European Director for Localization of Stream International, Inc. from April 1995 to December 1996 and Operations Manager, Dublin from September 1994 to September 1995.

   Peter H. Wright joined Lionbridge in January 1997. Mr. Wright was previously the Sales Director at Berlitz International, Inc. for their localization business from August 1991 to November 1996.

   Guy L. de Chazal has been a director of Lionbridge since February 1998. Mr. de Chazal has been with Morgan Stanley since 1986, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and Chairman and Chief Executive Officer of Morgan Stanley Venture Capital. Mr. de Chazal is a director of Weblink Wireless, Inc., Ronstep, Inc. and several private companies.

   Marcia J. Hooper has been a director of Lionbridge since December 1996. Since May 1996, Ms. Hooper has been a partner with the Information Technology Group of Advent International Corporation, a venture capital company. From July 1994 to April 1996, she served as a partner of Viking Capital Group, a venture capital company focused on early stage investments. Ms. Hooper is also a director of Worldgate Communications, Inc. and PolyMedica Corporation.

   Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc. from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons.

   Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer has served as an industry analyst and consultant since April 1999 and is a partner of Barn Ventures L.L.C. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, US Publications; and President, Business Media Group.

   Lionbridge's executive officers are elected by and serve at the discretion of the board of directors and until their successors have been duly elected and qualified. There are no family relationships among any of its executive officers and directors.

Meetings of the Board; Committees of the Board

   During 2000, the Board of Directors met seven times (including in person and teleconference meetings), the Audit Committee met four times and the Compensation Committee met six times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

   The Board of Directors has an Audit Committee and a Compensation Committee, both of which are comprised solely of independent directors.

   The Audit Committee selects the independent auditors to be employed by the Company, reviews generally the internal and external audit plans and the results thereof, and reviews generally the Company's internal controls with the auditors. The members of the Audit Committee are Ms. Hooper and Mr. Kavanagh. There is one vacancy on the Audit Committee.

   The Compensation Committee reviews the compensation of senior management and reviews and recommends to the Board the adoption of any compensation plans in which directors and officers are eligible to participate. The members of the Compensation Committee are Messrs. de Chazal, Kavanagh and Sheer.

Compensation Of Directors

   Lionbridge does not currently compensate its directors. Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Non-employee directors are eligible to receive options to purchase shares of Common Stock under Lionbridge's 1998 Stock Plan.

   On April 28, 2000, each of Messrs. Kavanagh and Sheer were granted an option to purchase 2,000 shares of Common Stock under Lionbridge's 1998 Stock Plan, at an exercise price of $11.375 per share, which was equal to the fair market value of Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth certain information with respect to the annual and long-term compensation of Lionbridge's Chief Executive Officer and each of Lionbridge's four other highly compensated executive officers (the "named executive officers") whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2000, 1999 and 1998.

                           Summary Compensation Table

                                                              Long-Term
                                                             Compensation
                                                             ------------
                                   Annual
                                Compensation                  Securities
Name and Principal            ----------------- Other Annual  Underlying     Other
Position                 Year  Salary   Bonus   Compensation Options/SARS Compensation
------------------       ---- -------- -------- ------------ ------------ ------------
Rory J. Cowan........... 2000 $259,875 $125,000     --         100,000          --
 Chairman and Chief
  Executive              1999 $259,875 $ 65,000     --          66,667          --
 Officer                 1998 $249,144 $175,725     --             --           --

Roger O. Jeanty(1)...... 2000 $121,858 $100,000     --               0          --
 President

Stephen J. Lifshatz..... 2000 $205,000 $102,500     --          50,000          --
 Senior Vice President,
  Chief                  1999 $190,575 $ 47,500     --          50,000          --
 Financial Officer and
  Treasurer              1998 $182,705 $ 64,433     --          36,667          --

Myriam Martin-Kail...... 2000 $160,000 $ 95,000     --          30,000      $26,680(2)
 Senior Vice President,  1999 $167,679 $ 40,000     --          50,000          --
 Operations              1998 $147,585 $ 37,815     --          20,000          --

Peter H. Wright......... 2000 $157,000 $ 90,000     --          30,000      $46,340(3)
 Senior Vice President,
  Sales                  1999 $151,250 $ 37,750     --          50,000          --
                         1998 $137,863 $ 47,410     --          33,334          --

--------
(1) Mr. Jeanty joined Lionbridge as President on May 22, 2000. Salary reflected in the Compensation Table reflects amounts paid to Mr. Jeanty during the period May 22, 2000 through December 31, 2000.

(2) Represents customary relocation and allowance payments in connection with Ms. Martin-Kail's relocation to the United States from France.

(3) Represents customary relocation and allowance payments in connection with Mr. Wright's relocation to Ireland from the United States.

Option / SAR Grants In Last Fiscal Year

   The following table sets forth certain information with respect to the stock options granted during the fiscal year ended December 31, 2000 to each named executive officer of Lionbridge listed in the Summary Compensation Table above. Lionbridge did not grant any stock appreciation rights in 2000.

                    Stock Option Grants in Fiscal Year 2000

                                                                          Potential Realizable
                                                                                  Value
                                                                            at Assumed Annual
                         Number of   Percent of                            Rates of Stock Price
                         Securities Total Options                            Appreciation for
                         Underlying  Granted to   Exercise or                 Option Term(2)
                          Options   Employees in   Base Price  Expiration ---------------------
          Name            Granted    Fiscal Year  Per Share(1)    Date       5%         10%
          ----           ---------- ------------- ------------ ---------- ---------------------
Rory J. Cowan...........  100,000       4.87%       $17.9375   2/24/2010  $ 948,700 $ 2,679,396
 Chairman and Chief
 Executive Officer

Roger O. Jeanty.........        0          0%            N/A         N/A        N/A         N/A
 President

Stephen J. Lifshatz.....   40,000       1.95%       $17.9375   2/24/2010  $ 451,232 $ 1,107,346
 Senior Vice President,    10,000       0.97%       $ 8.0000   5/31/2010  $  50,312 $   127,499
 Chief Financial Officer
 and Treasurer

Myriam Martin-Kail......   20,000       0.97%       $17.9375   2/24/2010  $ 225,616 $   571,755
 Senior Vice President,    10,000       0.48%       $ 8.0000   5/31/2010  $  50,312 $   127,499
 Operations

Peter H. Wright.........   20,000       0.97%       $17.9375   2/24/2010  $ 225,616 $   571,755
 Senior Vice President,
 Sales                     10,000       0.48%       $ 8.0000   5/31/2010  $  50,312 $   127,499

--------
(1) The exercise price equals the fair market value of the common stock as of the grant date as determined by Lionbridge's board of directors. Options have a term of ten years and become exercisable at the rate of 25% on the first anniversary of the date of grant and at the rate of 12.5% on each six-month anniversary thereafter.

(2) Amounts reported in these columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of Lionbridge's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of Lionbridge's common stock. Lionbridge cannot assure that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the common stock since the date of grant.

Aggregate Option Exercises And Year-End Values

   The following table sets forth certain information with respect to the options exercised by each named executive officer of Lionbridge listed in the Summary Compensation Table above during the year ended December 31, 2000 or held by these persons at December 31, 2000.

   Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                     Values

                                                       Number of Securities
                                                      Underlying Unexercised     Value of Unexercised
                                                            Options at          In-the-Money Options at
                             Shares                      December 31, 2000       December 31, 2000(2)
                            Acquired        Value    ------------------------- -------------------------
Name                     on Exercise (#) Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------  ----------  ----------- ------------- ----------- -------------
Rory J. Cowan...........    375,380      $2,988,024    187,690      166,667     $643,542     $129,584
Roger O. Jeanty.........          0               0    110,982       25,224     $      0     $      0
Stephen J. Lifshatz.....     36,969      $  284,898     36,965      146,138     $126,611     $261,513
Myriam Martin-Kail......     50,000      $  446,406    245,898      127,988     $844,936     $268,821
Peter H. Wright.........     24,646      $  194,387     16,313      108,815     $ 55,553     $202,044

--------
(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying common stock on the date of exercise, and do not reflect amounts actually received by the named executive officers.

(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying common stock as quoted on the NASDAQ Stock Market of $3.59375 per share on December 31, 2000, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the named executive officers upon exercise of options.

Employment And Non-Competition Agreements

   Rory J. Cowan entered into an employment agreement with Lionbridge on December 23, 1996. Mr. Cowan's employment agreement provides for a two-year term with automatic one-year renewals. Under the terms of his employment agreement, if Lionbridge terminates Mr. Cowan's employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Cowan's base salary). If Mr. Cowan is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

   Mr. Cowan entered into a non-competition agreement with Lionbridge on December 23, 1996. The agreement provides that Mr. Cowan will not during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's in connection with any business activity which would be in violation of the non-competition agreement.

   Roger O. Jeanty entered into an employment agreement with Lionbridge on May 20, 2000, in connection with the merger of INTL.com, Inc. into Lionbridge. If Lionbridge terminates Mr. Jeanty's employment other than for cause, he is entitled to receive twelve monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Jeanty's base salary). If Mr. Jeanty is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

   Mr. Jeanty entered into a non-competition agreement with Lionbridge on May 20, 2000. This employment agreement provides for a one-year term with automatic one-year renewals. The agreement provides that Mr. Jeanty will not, during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's in connection with any business activity which would be in violation of the non-competition agreement.

   Stephen J. Lifshatz entered into an employment agreement with Lionbridge on February 11, 1997. Mr. Lifshatz's employment agreement provides for a one-year term with automatic one-year renewals. Under the terms of his employment agreement, if, during the six-month period following a change in control of Lionbridge, Mr. Lifshatz ceases to be the Chief Financial Officer of the parent of the surviving entity or suffers a substantial diminution of his responsibilities, 50% of any unvested options then held by Mr. Lifshatz shall vest and become immediately exercisable. If Lionbridge terminates Mr. Lifshatz's employment other than for cause, he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Lifshatz's base salary). If Mr. Lifshatz is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

   Mr. Lifshatz entered into a non-competition agreement with Lionbridge on February 11, 1997. The agreement provides that Mr. Lifshatz will not, during the course of his employment and the twelve months following the date of the termination of his employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's in connection with any business activity, which would be in violation of the non-competition agreement.

   Myriam Martin-Kail entered into an employment agreement with Lionbridge on February 24, 1997, effective as of January 1, 1997. Under the terms of her employment agreement, if Lionbridge terminates Ms. Martin-Kail's employment, she is entitled to receive twelve monthly severance payments, each in an amount equal to her then current monthly base compensation (i.e., 1/12th of Ms. Martin-Kail's base salary).

   Ms. Martin-Kail entered into a non-competition agreement with Lionbridge on February 24, 1997. The agreement provides that Ms. Martin-Kail will not, during the course of her employment and the twelve months following the date of the termination of her employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's which would be in violation of the non-competition agreement.

   Peter H. Wright entered into an employment agreement with Lionbridge on February 28, 1997 and subsequently amended. Mr. Wright's employment agreement provides for a one-year term with automatic one-year renewals. Under the terms of his employment agreement, if Lionbridge terminates Mr. Wright's employment other than for cause when his principal business location is outside of the United States, he is entitled to receive 12 monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12th of Mr. Wright's base salary). If Lionbridge terminates Mr. Wright's employment other than for cause when his principal business location is within the United States he is entitled to receive six monthly severance payments, each in an amount equal to his then current monthly base compensation (i.e., 1/12 of Mr. Wright's base salary). In addition, in the event of a change of control of Lionbridge, one-half of his unvested stock options will become exercisable. If Mr. Wright is terminated for cause, he will not be entitled to any severance payments or other benefits except as required by law.

   Mr. Wright entered into a non-competition agreement with Lionbridge on February 28, 1997. The agreement provides that Mr. Wright will not, during the course of his employment and the six months following the date of the termination of his employment with Lionbridge (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge's employees or (3) solicit or do business with any present or past customer of Lionbridge's, or any prospective customer of Lionbridge's which would be in violation of the non-competition agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 2000 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering Lionbridge's stock plans and reviewing and approving salaries and other incentive compensation of Lionbridge's officers and employees, including the grant of stock options to officers and employees. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other senior officers.

Compensation Philosophy

   The goal of Lionbridge is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, specifically including that of the Chief Executive Officer, should be linked to revenue growth, operating results and earnings per share performance.

   Under the supervision of the Compensation Committee, Lionbridge has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of Lionbridge and stockholder value, (ii) integrate compensation with Lionbridge's annual and long-term performance goals, (iii) reward corporate performance,
(iv) recognize individual initiative, achievement and hard work, and (v) assist Lionbridge in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary, bonus, and long-term incentive compensation in the form of stock options.

Base Salary

   In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the compensation committee reviews salaries annually. The compensation committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of Lionbridge. In addition, the base salaries take into account Lionbridge's relative performance as compared to comparable companies.

   The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the Compensation Committee on an annual basis. During 2000, the Chief Executive Officer and the President made recommendations for salary increases for the executive group, and the Compensation Committee approved salary increases ranging from 6% to 8% to Lionbridge's Senior Vice Presidents, in recognition of the achievements of such officers during the year and/or in order to bring such officer's salary in line with the competitive salary range for his or her position. In May 2000, Mr. Jeanty joined the Company as President and his annual base salary was set at a level commensurate with his assumption of significant responsibilities and in line with the competitive salary range for his position.

Bonus Compensation

   In addition to salary compensation, the Compensation Committee recommended the continuation of the bonus program adopted by the Board of Directors in the previous year, whereby senior executives recommended by the Chief Executive Officer and approved by the Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. Bonuses paid under this program in 2001 were a percentage of base salary for calendar 2000 and were based upon such individual's contributions to the successful integration of INTL.com with the Company and the attainment of strategic and operational goals and objectives.

Stock Options

   The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees. Incentive compensation in the form of stock options is designed (i) to provide long-term incentives to executive officers and other employees, (ii) to encourage the executive officers and other employees to remain with Lionbridge and (iii) to enable them to develop and maintain a stock ownership position in Lionbridge's Common Stock.

   Lionbridge's 1998 Stock Plan permits the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to Lionbridge. The value realizable from exercisable options is dependent upon the extent to which Lionbridge's performance is reflected in the market price of Lionbridge's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize stockholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

   Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of Lionbridge's stockholders.

Mr. Cowan's Compensation

   The cash compensation program for the Chief Executive Officer of Lionbridge is designed to reward performance that enhances stockholder value. Mr. Cowan's compensation package is comprised of base pay, bonus and stock options, and is in part based on Lionbridge's revenue growth, profitability, and growth in earnings per share. In 2000, Mr. Cowan's annual base salary was $259,875, the same as in 1999 and a level comparable to the salary of Chief Executive Officers in other globalization services companies, considering the size and rate of profitability of those companies. In addition, Mr. Cowan was awarded a cash bonus of $125,000 in recognition of his leadership of the Company.

   The Compensation Committee is satisfied that the executive officers of Lionbridge are dedicated to achieving significant improvements in the long-term financial performance of Lionbridge and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

Deductibility Of Executive Compensation

   In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Lionbridge cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Lionbridge has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is Lionbridge's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

                                          Respectfully Submitted by the
                                           Compensation Committee:

                                          Guy L. de Chazal
                                          Paul Kavanagh
                                          Claude P. Sheer

Compensation Committee Interlocks And Insider Participation

   Messrs. de Chazal, Kavanagh and Sheer comprised the Compensation Committee for fiscal year 2000. No member of the Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, or had any relationship with Lionbridge requiring disclosure herein.

   No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the compensation committee. No executive officer of Lionbridge served as a director of another corporation, one of whose executives served on the compensation committee. No executive officer of Lionbridge served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In February 1998, Lionbridge America, Inc., Lionbridge's predecessor holding company, became a subsidiary of Lionbridge. Lionbridge accomplished this by issuing an aggregate of 1,359,993 shares of its common stock, 13,271,314 shares of its Series A convertible preferred stock and 140 shares of its Series D nonvoting convertible preferred stock to Rory J. Cowan, five certain limited partnerships sponsored by Advent International Corporation, two certain limited partnerships sponsored by Morgan Stanley, and the other stockholders of Lionbridge America in exchange for all of the outstanding shares of capital stock of Lionbridge America held by these stockholders and the outstanding ordinary shares of Lionbridge Technologies Holdings, B.V., a subsidiary of Lionbridge America, held by the Advent-sponsored limited partnerships. Lionbridge America also redeemed all of the outstanding shares of its Series AA preferred stock held by the Advent-sponsored limited partnerships at the original purchase price of $0.01 per share, for an aggregate of $10.00. Rory J. Cowan founded Lionbridge in 1996 and serves as its Chairman and Chief Executive Officer. Guy L. de Chazal, the Chairman and Chief Executive Officer of Morgan Stanley Venture Capital II, Inc., the managing general partner of Morgan Stanley Venture Partners II, L.P., which is the general partner of each of the Morgan Stanley-sponsored limited partnerships, has served as a member of the Lionbridge board of directors since February 1998. Marcia Hooper, a partner of Advent International Corporation, which is the general partner of Advent International Limited Partnership, the general partner of the Advent-sponsored limited partnerships, has served as a member of the Lionbridge board of directors since December 1996.

   In January 1999, Lionbridge borrowed $4.0 million from Capital Resource Lenders, III, L.P. under a 12% senior subordinated convertible note due January 8, 2000. In connection with the issuance of the note to Capital Resource Lenders, many of Lionbridge's subsidiaries executed guarantees in favor of Capital Resource Lenders. In February 1999, Lionbridge borrowed an additional $2.0 million from Capital Resource Lenders under an amended and restated 12% senior subordinated note due February 26, 2006 in the aggregate principal amount of $6.0 million and issued to Capital Resource Lenders and an affiliated entity of Capital Resource Lenders common stock purchase warrants exercisable for an aggregate of 1,277,716 shares of its common stock at an exercise price of $0.015 per share. In August 1999, Capital Resource Lenders and the affiliated entity exercised the common stock purchase warrants in full.

   In February 1999, Lionbridge's indirect wholly owned subsidiary, Lionbridge Technologies Holdings, B.V. borrowed $4.0 million from Capital Resource Lenders under a 12% senior subordinated note due February 26, 2006. In connection with Lionbridge Technologies Holdings, B.V.'s issuance of the note to Capital Resource Lenders, many of Lionbridge's subsidiaries executed guarantees in favor of Capital Resource Lenders. Stephen M. Jenks, a member of Capital Research Partners III, L.L.C. which is the general partner of Capital Resource Lenders, served as a member of Lionbridge's board of directors from March 1999 to August 1999 and Capital Resource Lenders held greater then 5% of the outstanding shares of Lionbridge common stock from August 1999 to May 2000.

   In March 1999, Lionbridge and Lionbridge Technologies Holdings, B.V. borrowed an aggregate of $2.0 million from the Morgan Stanley-sponsored limited partnerships under 12% senior subordinated notes due March 9, 2006 and issued to the Morgan Stanley-sponsored limited partnerships common stock purchase warrants exercisable for an aggregate of 255,544 shares of Lionbridge's common stock at an exercise price of $0.015 per share. In connection with the issuance of the notes to the Morgan Stanley-sponsored limited partnerships, many of Lionbridge's subsidiaries executed guarantees in favor of the Morgan Stanley-sponsored limited partnerships. In November 1999, the Morgan Stanley-sponsored limited partnerships exercised the common stock purchase warrants in full.

   In connection with the closing of Lionbridge's initial public offering in August 1999, the following transactions occurred:

  . 50% of the principal amount of the $12.0 million notes issued to Capital Resource Lenders and the Morgan Stanley-sponsored limited partnerships were paid in full;

  . the 13,271,314 outstanding shares of its Series A convertible preferred stock and 140 outstanding shares of its Series D nonvoting convertible preferred stock held by its preferred stockholders including Mr. Cowan, Paul Kavanagh, the Advent-sponsored limited partnerships and the Morgan Stanley-sponsored limited partnerships were exchanged for an aggregate of 132.7145 shares of its Series B redeemable preferred stock and 8,847,649 shares of its Series C convertible preferred stock. Paul Kavanagh has been a member of the Lionbridge board of directors since December 1996;

  . the 132.7145 outstanding shares of Lionbridge's Series B redeemable preferred stock was redeemed for $100,000 per share plus an 8% annual premium. The redemption amount paid to Mr. Cowan, the Advent-sponsored limited partnerships, the Morgan Stanley-sponsored limited partnerships, and Mr. Kavanagh was $150,000, $1.3 million, $1.3 million, and $21,000, respectively; and

  . the 8,847,649 outstanding shares of Lionbridge's Series C convertible preferred stock held by its preferred stockholders including Mr. Cowan, Mr. Kavanagh, the Advent-sponsored limited partnerships and the Morgan Stanley-sponsored limited partnerships were converted into 8,847,649 shares of its common stock.

   In addition, the Advent-sponsored limited partnerships and the Morgan Stanley-sponsored limited partnerships each purchased 364,000 shares of Lionbridge common stock for $10.00 per share as part of Lionbridge's initial public offering.

   In March 2001, Capital Resource Lenders and the Morgan Stanley-sponsored limited partnerships agreed to defer, until the earlier of January 31, 2002 and the completion of an underwritten public offering (other than Lionbridge's initial public offering) with aggregate gross proceeds of at least $10.0 million, Lionbridge's repayment of $5.0 million and $1.0 million, respectively, of the principal amount of the subordinated notes due in 2006. These notes had previously required all of the principal amount to be repaid upon the earlier of August 25, 2001 and the completion of an underwritten public offering (other than Lionbridge's initial public offering) with aggregate gross proceeds of at least $10.0 million.

   Lionbridge entered into a Second Restated Registration Rights Agreement dated as of February 26, 1999 with Mr. Cowan, Mr. Kavanagh, the Advent-sponsored limited partnerships, the Morgan Stanley-sponsored limited partnerships, Capital Resource Lenders and certain other stockholders of Lionbridge. This registration rights agreement provided these holders with rights with respect to the registration by Lionbridge of their shares of Lionbridge common stock under the Securities Act of 1933, as amended.

   Lionbridge has entered into a Third Restated Registration Rights Agreement dated as of May 22, 2000 with Mr. Cowan, Mr. Kavanagh, the Advent-sponsored limited partnerships, the Morgan Stanley-sponsored limited partnerships, Capital Resource Lenders and certain other stockholders of Lionbridge. This registration rights agreement provides these holders with rights with respect to the registration by Lionbridge of their shares of Lionbridge common stock under the Securities Act of 1933, as amended.

   Lionbridge believes that all transactions described above were made on terms no less favorable to it than would have been obtained from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than could be obtained from unrelated third parties and will be approved by a majority of the board of directors and by a majority of the disinterested members of the board of directors.

                             AUDIT COMMITTEE REPORT

   The Audit Committee is composed of Ms. Hooper and Mr. Kavanagh, neither of whom is an officer or employee of the Company. Both Mr. Kavanagh and Ms. Hooper are "independent" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards. The Company intends to add a third member to the Audit Committee by June 14, 2001, which member will be "independent" as defined in Rule 4200. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

   The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2000 and for each of the three years in the period ended December 31, 2000, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company's independent accountants. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm's independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                          Respectfully Submitted by the Audit
                                           Committee:

                                          Marcia J. Hooper
                                          Paul Kavanagh

                            STOCK PERFORMANCE GRAPH

   The following graph compares the percentage change in the cumulative total stockholder return on Lionbridge's Common Stock during the period from Lionbridge's initial public offering on August 20, 1999 through December 31, 2000, with the cumulative total return of the NASDAQ Composite Index and the Media General Business and Software Services Index ("Business and Software Services Index"). The comparison assumes $100 was invested on August 20, 1999 in Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

   Comparison Of Cumulative Total Return Among Lionbridge Technologies, Inc.,
      NASDAQ Market Index and Business and Software Services Index (1)(2)




                                    [GRAPH]
                                   ------ FISCAL YEAR ENDING -------
COMPANY/INDEX/MARKET               8/20/1999  12/31/1999  12/29/2000
Lionbridge Technologies Inc.         100.00     144.55       28.47
Business Software & Svcs             100.00     181.87      129.00
NASDAQ Market Index                  100.00     147.91       92.96
--------
(1) Prior to August 20, 1999 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Lionbridge under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but Lionbridge is not responsible for any errors or omissions in such information.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals for inclusion in proxy material for Lionbridge's 2001 Annual Meeting of Stockholders must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by December 12, 2001. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

   The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder's notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after Lionbridge makes the first public announcement of the date of such meeting.

                           INCORPORATION BY REFERENCE

   To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation", "Audit Committee Report" and "Stock Performance Graph," as well as the Audit Committee Charter attached as Appendix A hereto, shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                              INDEPENDENT AUDITORS

   PricewaterhouseCoopers LLP served as Lionbridge's independent auditors for the audit of Lionbridge's financial statements for 2000 and has been engaged for 2001. The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge's independent auditors for the year 2001 because no action is required. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

   Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with its audit of Lionbridge's consolidated financial statements and review of the consolidated financial statements included in our quarterly reports on Form 10-Q for the year ended December 31, 2000 were $561,000.

   Financial Information Systems Design and Implementation Fees: No fees were billed by PricewaterhouseCoopers LLP PWC for the year ended December 31, 2000 related to financial information systems design and implementation services.

   All Other Fees: Total fees for all other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2000 were $444,000 (primarily consisting of services provided in connection with the Company's mergers with INT'L.com, Inc. and Harvard Translations, Inc., financing activities and tax compliance and advisory work).

   The Company's Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP's independence.

                           EXPENSES AND SOLICITATION

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

   The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

                                                                      APPENDIX A

                         LIONBRIDGE TECHNOLOGIES, INC.

                            Audit Committee Charter

A. PURPOSE AND SCOPE

   The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and (ii) the Corporation's internal financial and accounting controls.

B. COMPOSITION

   The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The NASDAQ National Market, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

   All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

   The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Committee shall:

 Document Review

   1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

   2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

   3. Take steps designed to ensure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

 Independent Accounting Firm

   4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

   5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

   6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

   7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

   8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

 Financial Reporting Processes

   9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

 Compliance

   10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

 Reporting

   11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      APPENDIX B
                                                                      ----------
                                     PROXY

                           [FRONT SIDE OF PROXY CARD]

                         Lionbridge Technologies, Inc.
                               950 Winter Street
                          Waltham, Massachusetts 02451

                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 31, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Rory J. Cowan, Stephen J. Lifshatz and Margaret A. Shukur, and each of them, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation ("Lionbridge"), which the undersigned is entitled to vote at an Annual Meeting of Stockholders of Lionbridge to be held on Thursday, May 31, 2001, at 10:00 a.m. (local time) at 950 Winter Street, Suite 2410, Waltham, Massachusetts, 02451(the "Annual Meeting").

   In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.


             [Continued and to be dated and signed on reverse side]

        SEE REVERSE SIDE                               SEE REVERSE SIDE

                          [REVERSE SIDE OF PROXY CARD]


THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS SET FORTH ABOVE AND FOR THE PROPOSAL IN ITEM 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS SET FORTH ABOVE AND THE PROPOSAL IN ITEM 2.


      1. To elect two members of the Board of Directors for a three-year term as Class II Directors consisting of the foregoing nominees.

          [_] FOR         [_] WITHHOLD AUTHORITY

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below. (To vote or withhold authority for all nominees, see below.)

 -------------------------------------------------------------------------------

      2. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

          [_] FOR         [_] AGAINST         [_] ABSTAIN


MARK HERE FOR ADDRESS CHANGE
OR COMMENT AND NOTE AT RIGHT  [_]



PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

   The signature on this proxy should correspond exactly with stockholder's name as printed hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.

Signature ______________________________            Date _________________, 2001

Signature ______________________________            Date _________________, 2001

                                      B-2